EXHIBIT (a)(1)(iv)
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of
OMI CORPORATION
at $29.25 Net Per Share

by
OMAHA, INC.
a jointly owned subsidiary of
TEEKAY SHIPPING CORPORATION
(through TEEKAY ACQUISITION HOLDINGS LLC)
and
A/S DAMPSKIBSSELSKABET TORM
April 27, 2007
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
     Omaha, Inc., a corporation organized under the laws of the Republic of The Marshall Islands (the “Purchaser”) and a jointly owned subsidiary of Teekay Acquisition Holdings LLC (a wholly owned subsidiary of Teekay Shipping Corporation) and A/S Dampskibsselskabet TORM, is making an offer to purchase all outstanding shares of common stock, par value $0.50 per share, including the associated preferred stock purchase rights (together, the “Shares”), of OMI Corporation, a corporation organized under the laws of the Republic of The Marshall Islands, at $29.25 per Share in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase, dated April 27, 2007, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).
     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:
     1. Offer to Purchase, dated April 27, 2007;
     2. Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;
     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to Citibank, N.A., the Depositary for the Offer, by the expiration of the Offer;
     4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;
     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding; and
     6. Return envelope addressed to the Depositary.
Corp Actions Voluntary Offer — Scan Citibank UPRR processing

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 25, 2007, UNLESS THE OFFER IS EXTENDED.
     The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.
     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 5:00 p.m., New York City time, on Friday, May 25, 2007.
     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours, OMAHA, INC. TEEKAY SHIPPING CORPORATION TEEKAY ACQUISITION HOLDINGS LLC A/S DAMPSKIBSSELSKABET TORM

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF OMAHA, INC., TEEKAY SHIPPING CORPORATION, TEEKAY ACQUISITION HOLDINGS LLC, A/S DAMPSKIBSSELSKABET TORM, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
Corp Actions Voluntary Offer — Scan Citibank UPRR processing